UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2007

THE BRINK’S COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number: 1-9148

Virginia	54-1317776
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1801 Bayberry Court

P.O. Box 18100

Richmond, VA 23226-8100

(Address of principal executive offices, including zip code)

(804) 289-9600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.	Material Modification to Rights of Security Holders.

On September 25, 2007, the “Expiration Date” occurred under the Amended and Restated Rights Agreement, dated as of September 1, 2003, between The Brink’s Company (the “Company”) and American Stock Transfer & Trust Company (successor to Equiserve Trust Company, N.A.), as amended by Amendment No. 1 thereto, dated September 25, 2006, between the Company and American Stock Transfer & Trust Company (the “Rights Agreement”). As a result, the Rights Agreement and the rights issued thereunder expired by their own terms and each share of common stock, par value $1.00 per share, of the Company no longer is accompanied by a right to purchase, under certain circumstances, one one-thousandth of a share of Series A Participating Cumulative Preferred Stock of the Company. The terms of the Rights Agreement and the rights issued thereunder are described in the Company’s Registration Statement on Form 8-A filed on February 26, 1996, as amended on August 11, 1997, January 14, 2000, January 14, 2002, October 9, 2003 and September 25, 2006. Shareholders of the Company were not entitled to any payment as a result of the occurrence of the Expiration Date and the expiration of the rights.

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE BRINK’S COMPANY

Date: September 26, 2007	By:	/s/ Austin F. Reed
Austin F. Reed
Vice President, General Counsel and Secretary

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